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UK/910364/07                                                  231722/70-40067423






                                              26 OCTOBER 2006
                                         DENTSPLY INTERNATIONAL INC.

                                                 As Issuer

                                                    AND

                                               CITIBANK, N.A.

                                         As Issue And Paying Agent


                  -------------------------------------------------------------
                                            NOTE AGENCY AGREEMENT
                                        relating to a U.S.$250,000,000
                                       EURO-COMMERCIAL PAPER PROGRAMME
                  -----------------------------------------------------------

                                                 CONTENTS
Clause                                                                     Page




1.     Interpretation..........................................................1
2.     Appointments............................................................3
3.     Issue Of Notes..........................................................3
4.     Payment.................................................................6
5.     Cancellation, Destruction, Records And Custody..........................7
6.     Fees And Expenses.......................................................8
7.     Indemnity...............................................................8
8.     No Liability For Consequential Loss.....................................8
9.     Agents Of The Issuer....................................................8
10.    General       ..........................................................9
11.    Changes In Agent........................................................9
12.    Agent As Holders Of Notes..............................................10
13.    Notices       .........................................................10
14.    Third Party Rights.....................................................11
15.    Law And Jurisdiction...................................................11
16.    Modification  .........................................................12
17.    Counterparts  .........................................................12

SCHEDULE 1           FORMS OF NOTE............................................13










UK/910364/07                                                  231722/70-40067423

THIS AGREEMENT is made on 26 October 2006
------------------

BETWEEN

(1)......DENTSPLY INTERNATIONAL INC. (the "Issuer"); and

(2) CITIBANK, N.A. (the "Agent").

WHEREAS

(A) Pursuant to, and subject to the terms and conditions of, a dealer agreement of even date herewith between the Issuer, the Arranger referred to therein and the dealers from time to time party thereto (together, the "Dealers" and each, a "Dealer") (such agreement as amended or supplemented from time to time herein being referred to as the "Dealer Agreement") the Issuer may from time to time issue Notes (as defined below).

(B) The parties hereto wish to record the arrangements agreed between them in relation to the Notes to be issued pursuant to this Agreement.

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      In this Agreement:

        "Business Day", except to the extent that the context requires otherwise, means a day (other than a Saturday or Sunday):

(a) on which deposits in the relevant currency are dealt in on the London Interbank Market;

(b) on which commercial banks are open for business in London and (if applicable), if a payment is to be made on that day under this Agreement or any of the Notes, in the place of payment;

(c)               on which the Clearing Systems are in operation; and

(d) in the case of Notes denominated in Euro, a day which is a TARGET Business Day (as defined below), or, in the case of Notes denominated in any other currency, a day upon which commercial banks are open for business in the principal financial centre of the country of that currency (which shall be Sydney in respect of Notes denominated in Australian dollars);

        "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme, Luxembourg or any successor thereto;

        "Clearing System" means each or any of Clearstream, Luxembourg, Euroclear, Euroclear France or such other clearing system as may be agreed from time to time between the Issuer and the Agent and in which Notes may from time to time be held, or any successor to such entities;

        "Common Depositary" means Citibank, N.A. acting as a depositary common to Euroclear and Clearstream, Luxembourg at such offices in London as shall be notified by both of them to the Agent from time to time;

        "Deed of Covenant" means the deed of covenant, dated the date hereof, executed by the Issuer in respect of Global Notes issued pursuant to this Agreement, as such deed may be amended or supplemented from time to time;

        "Definitive Note" means a security printed Note in definitive form;

        "Dollars" and "U.S.$" denote the lawful currency of the United States of America; and "Dollar Note" means a Note denominated in Dollars;

        "Euro" and "(euro)" denote the single currency of the member states of the European Communities that adopt or have adopted Euro as their lawful currency under the legislation of the European Community for Economic Monetary Union; and "Euro Note" means a Note denominated in Euros;

        "Euroclear" means Euroclear Bank S.A./N.V. as operator of the Euroclear system or any successor thereto;

        "Euroclear France" means Euroclear France S.A. as operator of the Euroclear France Clearing System or any successor thereto;

        "Global Note" means a Note in global form, representing an issue of promissory notes of a like maturity which may be issued by the Issuer from time to time pursuant to this Agreement;

        "Index Linked Note" has the meaning ascribed thereto in the Dealer Agreement.

        "Maximum Amount" means U.S.$250,000,000 or the equivalent amount denominated in any currency other than Dollars, as such amount may be increased from time to time pursuant to the Dealer Agreement;

        "Note" means a bearer promissory note of the Issuer purchased or to be purchased by a Dealer under the Dealer Agreement, in definitive or global form, substantially in the relevant form scheduled hereto or such other form as may be agreed between the Issuer and the Agent and, unless the context otherwise requires, includes the promissory notes represented by the Global Notes;

        "Sterling" and "(pound)" denote the lawful currency of the United Kingdom; and "Sterling Note" means a Note denominated in Sterling;

        "Swiss francs" and "CHF" denote the lawful currency of Switzerland; and "Swiss franc Note" means a Note denominated in Swiss francs;

        "TARGET Business Day" means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor thereto, is open; and

        "Yen" and "(Y)" denote the lawful currency of Japan; and "Yen Note" means a note denominated in Yen.

1.2 References in this Agreement to the principal amount of any Note shall be deemed to include any additional amounts which may become payable in respect thereof pursuant to the terms of such Note.

1.3 Any reference in this Agreement to a Clause or a Schedule is, unless otherwise stated, to a clause hereof or a schedule hereto.

1.4 Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2.       APPOINTMENTS

2.1 The Issuer hereby appoints Citibank, N.A. at its specified office in London as issue agent and as paying agent for the Notes.

2.2 The Agent will act as calculation agent for Index Linked Notes, as contemplated in the Dealer Agreement, subject in each case to its specific agreement to act as such for each relevant series of Notes.

2.3 Any reference herein to the "Agent" or its "specified office" shall be deemed to include such other agent or office of the Agent (as the case may be) as may be appointed or specified from time to time hereunder.

3.       ISSUE OF NOTES

3.1 Each Note issued hereunder shall be substantially in the relevant form scheduled hereto or, as the case may be, such other form as may be agreed between the Issuer and the Agent from time to time and shall be duly executed either manually or in facsimile on behalf of the Issuer and authenticated by an authorised signatory or signatories of the Agent. The Issuer shall procure that a sufficient quantity of executed but unauthenticated blank Notes is at all times available to the Agent for the purpose of issue under this Agreement.

3.2 The Issuer shall give to the Agent by fax or through any applicable Citibank software system details of any Notes to be issued by it under this Agreement and all such other information as the Agent may require for it to carry out its functions as contemplated by this clause, by not later than:

3.2.1 12 noon (London time) on the proposed issue date (in the case of Sterling Definitive Notes); or

3.2.2 12 noon (Paris time) on the proposed issue date (in the case of Notes to be cleared through Euroclear, France); or

3.2.3 in any other case, 3.00 p.m. (London time) two Business Days prior to the proposed issue date,

        (or such later time or date as may be agreed between the Issuer and the Agent) in respect thereof and the Agent shall thereupon be authorised to complete Notes of the appropriate aggregate amount and/or (as the case may be) a Global Note by inserting in the appropriate place on the face of each Note inter alia the dates on which such Note shall be issued and shall mature and otherwise completing the same. For the purposes of this Clause 3.2, the Agent may, if it considers it appropriate in the circumstances, treat a telephone communication from a person who the Agent reasonably believes to be an Authorised Person (as defined below) as sufficient instructions and authority from the Issuer to act in accordance with the provisions of this Clause 3.2, and the Issuer shall confirm such communication in writing no later than the relevant time referred to above.

3.3 The Issuer will supply the Agent with an incumbency certificate listing the names of the persons authorised to sign on behalf of the Issuer together with specimens of their signatures (each an "Authorised Person" and together, the "Authorised Persons"). Until the Agent receives a subsequent incumbency certificate from the Issuer, the Agent shall be entitled to rely on the last such certificate delivered to it for purposes of determining the Issuer's Authorised Persons. The Agent shall not have any responsibility to the Issuer to determine by whom or by what means the facsimile signature may have been affixed on the Issuer's Notes, or to determine whether any facsimile or manual signature is genuine, if such facsimile or manual signature resembles the specimen signatures filed with the Agent by an Authorised Person. Any Note bearing the manual or facsimile signature of an Authorised Person and duly attested in a certificate of incumbency by the Issuer on the date such signature is affixed shall bind the Issuer after the completion thereof by the Agent, notwithstanding that such individual shall have died or shall have otherwise ceased to hold office on the date such Notes are countersigned or delivered by the Agent.

3.4 If any such Notes as are mentioned in Clause 3.2 are not to be issued on any issue date, the Issuer shall notify the Agent immediately by fax or telephone (followed by fax), and in any event no later than:

3.4.1 12 noon (London time) on the proposed issue date (in the case of Sterling Definitive Notes);

3.4.2 12 noon (Paris time) on the proposed issue date (in the case of Notes to be cleared through Euroclear France); or

3.4.3 3.00 p.m. (London time) one Business Day prior to the proposed issue date (in the case of a Note denominated in a currency other than Sterling).

        Upon receipt of such notice the Agent shall not thereafter issue or release the relevant Notes, but shall cancel and destroy them.

3.5 The Agent shall, upon notification by fax or through any applicable Citibank software system from the Dealer who has arranged to purchase Notes from the Issuer, such notification to be received in sufficient time to enable delivery to be made as contemplated herein and in any event no later than:

3.5.1 12 noon (London time) on the proposed issue date (in the case of Sterling Definitive Notes); or

3.5.2 12 noon (Paris time) on the proposed issue date (in the case of the Notes to be cleared through Euroclear France); or

3.5.3 in any other case, 3.00 p.m. (London time) two Business Days prior to the proposed issue date,

        or such later time or date as may be agreed between the Agent and the relevant Dealer, that payment by it to the Issuer of the purchase price of any Note has been or will be duly made against delivery of such Notes and (if applicable) of details of the securities account hereinafter referred to:

(a) in the case of Notes to be cleared through Euroclear and/or Clearstream, Luxembourg or any other Clearing System other than Euroclear France, deliver such Note on the Business Day immediately preceding its issue date to or to the order of Euroclear and/or Clearstream, Luxembourg (which may be by delivery to the Common Depositary) and/or such other Clearing System, for credit on the issue date of such Note to such securities account as shall have been notified to it; or

(e) in the case of Notes to be cleared through Euroclear France, deliver such Note by 1:30 p.m. (Paris time) on the proposed issue date to or to the order of Euroclear France (which may be by delivery to the sub-depositary to the Common Depositary) for credit on the issue date of such Note to such securities account as shall have been notified to it; or

(f) if no such details are given, or, in the case of Sterling Definitive Notes, make the same available on its issue date for collection at its specified office in London.

3.6 The Agent shall (if applicable) give instructions to Euroclear and/or Clearstream, Luxembourg to credit the Notes to the Agent's distribution account. Each Note credited to the Agent's distribution account with the relevant Clearing System following the delivery of the Notes in accordance with Clause 3.4 above shall be held to the order of the Issuer pending delivery to the relevant Dealer on a delivery against payment basis in accordance with the normal procedures of the relevant Clearing System. The Agent shall on the issue date and against receipt of funds from the relevant Dealer transfer the proceeds of issue to the Issuer to the relevant account notified by the Issuer to the Agent in accordance with Clause 3.2 above.

3.7 If on the issue date the relevant Dealer does not pay the subscription price due from it in respect of any Note (the "Defaulted Note") and as a result the Defaulted Note remains in the Agent's distribution account with the relevant Clearing System after the issue date (rather than being credited to the Dealer's Account against payment), the Agent will continue to hold the Defaulted Note to the order of the Issuer.

3.8 If the Agent pays an amount (the "Advance") to the Issuer on the basis that a payment (the "Payment") has been, or will be, received from the relevant Dealer and if the Payment has not been or is not received by the Agent on the date the Agent pays the Issuer, the Agent shall promptly inform the relevant Dealer and request that Dealer to make good the Payment, failing which the Issuer shall, upon being requested to do so, repay to the Agent the Advance and the Agent's cost of funding on the Advance until the earlier of repayment in full of the Advance and receipt in full by the Agent of the Payment, provided however that the Issuer shall not pay the Agent's cost of funding more than once on any Payment.

3.9 As soon as practicable after the date of issue of any Notes, the Agent shall deliver to the Issuer particulars of (a) the number and aggregate principal amount of the Notes completed, authenticated and delivered by it, or made available by it for collection, on such date, (b) the issue date and the maturity date of such Notes and (c) the series and serial numbers of all such Notes.

3.10 The Issuer hereby authorises and instructs the Agent to make all necessary notifications to and filings with the Bank of England and the Japanese Ministry of Finance (in respect of Yen Notes).

3.11 The Issuer hereby authorises and instructs the Agent to complete, authenticate and deliver on its behalf Definitive Notes in accordance with the terms of any Global Note presented to the Agent for exchange in whole (but not in part only).

3.12 The Issuer, upon its knowledge, will give at least 10 days prior written notice to the Agent of a change in the Maximum
        Amount of Notes which may be issued under the Dealer Agreement.

3.13 The Issuer will promptly notify the Agent of the appointment, resignation or termination of the appointment of any Dealer.

4.       PAYMENT

4.1 The Issuer undertakes in respect of each Note issued by the Issuer to pay, in the currency in which such Note is denominated, on the maturity date or any relevant interest payment date of each Note, an amount sufficient to pay the full amount payable on such date by way of principal, interest or otherwise in respect thereof:

4.1.1 in the case of Dollar Notes, by transfer of same day value Dollar funds to such account of the Agent at such bank in New York City as the Agent may from time to time designate for the purpose;

4.1.2 in the case of Euro Notes, by transfer of same day value Euro funds to such account of the Agent as the Agent may from time to time designate for the purpose; and

4.1.3 in the case of Notes denominated in any other currency, by transfer of immediately available and freely transferable funds in such other currency to such account of the Agent at such bank in the principal financial centre for such other currency as the Agent may from time to time designate for the purpose;

        or, in each case, by such other form of transfer as may be agreed between the Issuer and the Agent.

4.2 The Issuer shall, prior to 12 noon (London time) on the second Business Day immediately preceding the maturity date or any relevant interest payment date of any Note (or such later time or date as may subsequently be agreed between the Issuer and the Agent), send to the Agent irrevocable confirmation that payment will be made and the details of the bank through which the Issuer is to make the payment due pursuant to this Clause.

4.3 The Issuer hereby authorises and directs the Agent from funds so paid to the Agent to make payment of all amounts due on the
        Notes as set forth herein and in the Notes.

4.4 If the Agent has not received on the maturity date or any relevant interest payment date of any Notes the full amount payable in respect thereof on such date and confirmation satisfactory to itself that such payment has been received, the Agent shall not be required to make payment of any amount due on any Note. Nevertheless, subject to the foregoing, if the Agent is satisfied that it will receive such full amount later, it shall be entitled to pay maturing Notes due in accordance with their terms.

4.5 If the Agent makes such payment on behalf of the Issuer under Clause 4.4, the Issuer shall be liable on demand by the Agent to pay to the Agent the amount so paid out, together with interest thereon at such a rate as the Agent may certify as the aggregate of 1% per annum and the Agent's cost of funding any such payment made by it (as determined by the Agent in its sole discretion).

4.6 If at any time a Agent makes a partial payment in respect of any Note presented to it, in accordance with the terms of such Note, it shall procure that a statement indicating the date and amount of such payment is written or stamped on the face of such Note.

4.7 The Agent shall not make payments of interest and principal in respect of the Notes by a transfer of funds into an account maintained by the payee in the United States or mailed to an address in the United States.

5.       CANCELLATION, DESTRUCTION, RECORDS AND CUSTODY

5.1 All Notes which mature and are paid in full shall be cancelled forthwith by the Agent. The Agent shall, unless the Issuer otherwise directs, destroy the cancelled Notes, and as soon as reasonably practicable after each maturity date, furnish the Issuer with particulars of the Global Notes and the aggregate principal amount of the Notes maturing on such maturity date which have been destroyed since the last certification so furnished and the series and serial numbers of all such Notes.

5.2 The Agent shall keep and make available at all reasonable times to the Issuer a full and complete record of all Notes and of their issue, payment, cancellation and destruction and, in the case of Global Notes, their exchange for Definitive Notes.

5.3 The Agent shall maintain in safe custody all forms of Notes delivered to and held by it hereunder and shall ensure that the same are only completed, authenticated and delivered or made available in accordance with the terms hereof.

5.4 The Issuer may from time to time with the approval, where appropriate, of the Agent make arrangements as to the replacement of Notes which shall have been lost, stolen, mutilated, defaced or destroyed, including (without limitation) arrangements as to evidence of title, costs, delivery and indemnity.

5.5 The Agent shall make available for inspection by the Dealers, Issuer or Noteholders during its office hours at its specified office copies of this Agreement and the Deed of Covenant.

6.       FEES AND EXPENSES

6.1 The Issuer undertakes to pay such fees and expenses in respect of the Agent's services under this Agreement as are set out in a letter of even date herewith from the Agent to the Issuer, which has been signed by both parties, at the time and in accordance with the manner stated therein.

6.2 The Issuer undertakes to pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) to which this Agreement or the issue of any Notes may be subject.

6.3 The Issuer undertakes to pay on demand all out-of-pocket expenses (including legal, advertising, telex and postage expenses) properly incurred by the Agent in connection with its services under this Agreement.

7.       INDEMNITY

        The Issuer undertakes to indemnify and hold harmless the Agent against any losses, liabilities, costs, expenses, claims, actions or demands which the Agent may incur or which may be made against the Agent, as a result of or in connection with the appointment or the proper exercise of the powers, discretions, authorities and duties of the Agent under this Agreement except such as may result from its own negligence or bad faith or that of its officers, employees or agents. The indemnities contained in this Agreement shall survive the termination or expiry of this Agreement.

8.       NO LIABILITY FOR CONSEQUENTIAL LOSS

        Except in the case of gross negligence or wilful default, the Agent shall not be liable either for any act or omission under this Agreement, or if any Note shall be lost, stolen, destroyed or damaged. Notwithstanding the foregoing, under no circumstances will the Agent be liable to the Issuer for any consequential loss (being loss of business, goodwill, opportunity or profit) or any special or punitive damages of any kind whatsoever; in each case however caused or arising and whether or not foreseeable, even if advised of the possibility of such loss or damage.

9.       AGENTS OF THE ISSUER

9.1 In acting hereunder and in connection with the Notes, the Agent shall act solely as agent of the Issuer and will not thereby assume any obligations towards or relationship of agency or trust for any holders of Notes. Any funds held by the Agent for payments in respect of the Notes need not be segregated from other funds except as required by law. The Agent shall not be under any liability for interest on any moneys at any time received by it pursuant to any of the provisions of this Agreement or of the Notes.

9.2 The Agent may generally engage in any kind of banking or other business with the Issuer notwithstanding its appointments as issue agent and paying agent hereunder.

10.      GENERAL

10.1 Prior to the first issue of the Notes, the Issuer shall supply to the Agent copies of all condition precedent documents required to be delivered pursuant to the Dealer Agreement.

10.2 The Agent shall be obliged to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Agent. The Agent shall not be under any obligation to take any action hereunder which it expects will result in any expense or liability of the Agent, the payment of which within a reasonable time is not, in its opinion, assured to it.

10.3 Except as ordered by a court of competent jurisdiction or as required by law, and notwithstanding any notice to the contrary, the Issuer and the Agent shall be entitled to treat the holder of any Note as the absolute owner thereof for all purposes and shall not be required to obtain any proof thereof or as to the identity of the bearer or holder.

10.4 The Agent may consult with legal and other professional advisers selected in good faith and satisfactory to it and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and without negligence and in accordance with the opinion of such advisers.

10.5 The Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in relation to any issue of Notes in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement, telex or other paper or document reasonably believed by it in good faith to be genuine and to have been passed or signed by an Authorised Person (as defined in Clause 3.3).

10.6 The Agent shall be entitled to deal with each amount paid to it hereunder in the same manner as other amounts paid to it as a banker by its customers provided that:

(i) it shall not against the Issuer exercise any lien, right of set-off or similar claim in respect thereof;

(ii) it shall not be liable to any person for interest thereon; and

(iii) money held by it need not be segregated except as required by law.

11. CHANGES IN AGENT

11.1 The Agent may resign its appointment hereunder at any time by giving to the Issuer, and the Issuer may terminate the appointment of the Agent by giving to the Agent, at least 45 days' written notice to that effect, provided that no such resignation or termination of the appointment of the Agent shall take effect until a successor has been appointed by the Issuer.

11.2 The Issuer agrees with the Agent that if, by the day falling 10 days before the expiry of any notice under Clause 11.1, the Issuer has not appointed a replacement Agent, then the Agent shall be entitled, on behalf of the Issuer to appoint in its place any reputable financial institution of good standing and the Issuer shall not unreasonably object to such appointment.

12.      AGENT AS HOLDERS OF NOTES

        The Agent and its officers and employees, in their individual or any other capacity, may become the owner of, or acquire any interest in, any Notes with the same rights that the Agent would have if it were not the Agent hereunder.

13.      NOTICES

13.1     Written Communication
        Any communication to be made under this Agreement shall be made in writing and, unless otherwise agreed, be made by fax, letter or by telephone (to be confirmed promptly by fax or letter).

13.2     Delivery
13.2.1 Any communication by letter shall be made to the intended recipient and marked for the attention of the person, or any one of them, at its relevant address and shall be deemed to have been made upon delivery.

13.2.2 Any communication to be made by fax shall be made to the intended recipient and marked for the attention of the person, or any one of them, at its relevant fax number and shall be deemed to have been received when that fax communication has been received by the intended recipient in legible form.

13.2.3 Any communication to be made by telephone shall be made to the intended recipient at the relevant telephone number from time to time designated by that party to the other parties for the purpose of this Agreement and shall be deemed to have been received when made provided that prompt confirmation of that communication is given by fax or letter.

13.3     Contact details
        For purposes of Clause 13.2, the relevant contact details of each party to this Agreement shall be as set out in the Programme Summary, or as otherwise notified by any party to each other party to this Agreement.

13.4     Receipt
13.4.1 A communication given under this Agreement but received on a non-Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place.

13.4.2 A communication under this Agreement to the Agent will only be effective on actual receipt by that Agent.

13.5     Language
13.5.1 Any notice given in connection with the Agreements or Note must be in English.

13.5.2 Any other document provided in connection with the Agreements or Note must be:

(a)                     in English; or

(b) if not in English, (unless the Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a constitutional, statutory or other official document.

13.6     Electronic communication
13.6.1 Any communication to be made between parties to this Agreement under or in connection with the Agreements may be made by electronic mail or other electronic means if the relevant parties:

(a) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c) notify each other of any change to their address or any other such information supplied by them.

13.6.2 Any electronic communication made between those parties will be effective only when actually received in readable form at the correct address.

14.      THIRD PARTY RIGHTS

        A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

15.      LAW AND JURISDICTION

15.1 This Agreement and the Notes shall be governed by, and construed in accordance with, English law.

15.2 The Issuer agrees for the benefit of the Agent that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

15.3 The Issuer irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

15.4 The Issuer agrees that the process by which any Proceedings in England are begun may be served on it by being delivered to DENTSPLY Limited at Hamm Moor Lane, Addlestone, Weybridge, Surrey, KT15 2SE or at its registered office for the time being. If such person is not or ceases to be effectively appointed to accept service of process on the Issuer's behalf, the Issuer shall, on the written demand of the Agent, appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the Agent shall be entitled to appoint such a person by written notice to the Issuer. Nothing in this sub-clause shall affect the right of the Agent to serve process in any other manner permitted by law.

15.5 The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the Agent to take Proceedings in any other court of competent jurisdiction in the Issuer's country, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

15.6     Waiver of immunity
        Without waiving any legitimate defense to any claim, the Issuer irrevocably and unconditionally:

15.6.1 agrees not to claim any immunity from proceedings brought by the Agent a Dealer against it in relation to this Agreement and to ensure that no such claim is made on its behalf;

15.6.2 consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

15.6.3   waives all rights of immunity in respect of it or its assets.

16.      MODIFICATION

        This Agreement may be amended by further agreement among the parties hereto and without the consent of holders of the Notes.

17.      COUNTERPARTS

        This Agreement may be signed in any number of counterparts, all of which when taken together shall constitute a single agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SCHEDULE 1

                                  FORMS OF NOTE

                               FORM OF GLOBAL NOTE


BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED SATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER).


                           DENTSPLY INTERNATIONAL INC.


No: ______________________       Series No.: ___________________________

Issued in London on: ____________       Maturity Date: _____________________

Specified Currency: _____________      Denomination: ________________________

Nominal Amount: __________       Reference Rate: ________ month LIBOR/EURIBOR(1)
(words and figures if a Sterling Note)

Calculation Agent:(2)_______________   Minimum Redemption:         GBP 500,000
                          (one hundred thousand pounds)

Fixed Interest Rate:(3) _________%per annum   Margin:(4) ___________________%

Calculation Agent:(5) _________ Interest Payment Dates:(9) _______________ (Interest)

1.

For value received, DENTSPLY INTERNATIONAL INC. (the "Issuer") promises to pay to the bearer of this Global Note on the above-mentioned Maturity
        Date:

(a)               the above-mentioned Nominal Amount; or

(b) if this Global Note is index-linked, an amount (representing either principal or interest) to be calculated by the Calculation Agent named above, in accordance with the redemption or interest calculation, a copy of which is attached to this Global Note and/or is available for inspection at the offices of the Paying Agent referred to below, together with interest thereon at the rate and at the times (if any) specified herein.

        All such payments shall be made in accordance with an issue and paying agency agreement dated 26 October 2006 between the Issuer, the issue agent and the paying agents referred to therein, a copy of which is available for inspection at the offices of Citibank, N.A. (the "Paying Agent") at Citigroup Centre, Canada Square, London E14 5LP, and subject to and in accordance with the terms and conditions set forth below. All such payments shall be made upon presentation and surrender of this Global Note at the office of the Paying Agent referred to above (other than in the United States or its possessions) by transfer to an account denominated in the above-mentioned Specified Currency maintained by the bearer in the principal financial centre in the country of that currency (except in the case of a Global Note denominated in Euro or U.S. dollars) or, in the case of a Global Note denominated in Euro, by Euro cheque drawn on, or by transfer to a Euro account (or any other account to which Euro may be credited or transferred) maintained by the payee with, a bank in the principal financial centre of any member state of the European Union or, in the case of a Global Note denominated in U.S. dollars, by cheque drawn on a bank in the United States or by transfer to a U.S. dollar account maintained by the bearer outside the United States. Payments of interest and principal in respect of the Notes shall under no circumstances be made by a transfer of funds into an account maintained by the payee in the United States or mailed to an address in the United States. If the conclusions of the ECOFIN Council meeting of 26-27 November 2000 are implemented, the Issuer will ensure that it maintains a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings implementing such conclusions or any law implementing or complying with, or introduced to conform to, such Directive.

2. This Global Note is issued in representation of an issue of Notes in the above-mentioned aggregate Nominal Amount.

     3. All payments in respect of this Global Note by or on behalf of the Issuer shall be made without set-off, counterclaim, fees, liabilities or similar deductions and free and clear of, and without deduction or withholding for or on account of, taxes, levies, duties, assessments or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed in any jurisdiction through, in or from which such payments are made or any political subdivision or taxing authority of or in any of the foregoing ("Taxes"). If the Issuer or any agent thereof is required by law or regulation to make any deduction or withholding for or on account of Taxes, the Issuer shall, to the extent permitted by applicable law or regulation, pay such additional amounts as shall be necessary in order that the net amounts received by the bearer of this Global Note after such deduction or withholding shall equal the amount which would have been receivable hereunder in the absence of such deduction or withholding, except that no such additional amounts shall be payable where this Global Note is presented for payment:
(a) by or on behalf of a holder which is liable to such Taxes by reason of its having some connection with the jurisdiction imposing the Taxes other than the mere holding of this Global Note; or

(b) where such deduction or withholding is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting on 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(c) by or on behalf of a holder who would have been able to avoid such withholding or deduction by (i) presenting this Global Note to another Paying Agent in a member state of the European Union; or (ii) authorising the Paying Agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form required by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom; or

(d) more than 15 days after the Maturity Date or, if applicable, the relevant Interest Payment Date or (in either case) the date on which payment hereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to such additional amounts if it had presented this Global Note on the last day of such period of 15 days.

4. The payment obligation of the Issuer represented by this Global Note constitutes and at all times shall constitute a direct and unsecured obligation of the Issuer ranking pari passu without any preference with all present and future unsecured and unsubordinated indebtedness of the Issuer.

5. If the Maturity Date or, if applicable, the relevant Interest Payment Date is not a Payment Business Day (as defined herein) payment in respect hereof will not be made and credit or transfer instructions shall not be given until the next following Payment Business Day and the bearer of this Global Note shall not be entitled to any interest or other sums in respect of such postponed payment.

        As used in this Global Note:

        "Payment Business Day" means any day other than a Saturday or Sunday which is both (A) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the relevant place of presentation, and (B) either (i) if the above-mentioned Specified Currency is any currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in both London and the principal financial centre of the country of the relevant Specified Currency (which, if the Specified Currency is Australian dollars, shall be Sydney) or (ii) if the above-mentioned Specified Currency is Euro, a day which is a TARGET Business Day; and

        "TARGET Business Day" means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System, or any successor thereto, is operating credit or transfer instructions in respect of payments in Euro.

        Provided that if the Paying Agent determines with the agreement of the Issuer that the market practice in respect of Euro denominated internationally offered securities is different from that specified above, the above shall be deemed to be amended so as to comply with such market practice and the Paying Agent shall procure that a notice of such amendment is published not less than 15 days prior to the date on which any payment in euro falls due to be made in such manner as the Paying Agent may determine.

6. The payment obligation of the Issuer represented by this Global Note constitutes and at all times shall constitute a direct and unsecured obligation of the Issuer ranking at least pari passu with all present and future unsecured and unsubordinated indebtedness of the Issuer, including any guarantees given by the Issuer, other than obligations preferred by mandatory provisions of law applying to companies generally.

7. This Global Note is negotiable and, accordingly, title hereto shall pass by delivery and the bearer shall be treated as being absolutely entitled to receive payment upon due presentation hereof (notwithstanding any notation of ownership or other writing thereon or notice of any previous loss or theft thereof).

8. This Global Note is issued in respect of an issue of Notes of the Issuer and is exchangeable in whole (but not in part only) for duly executed and authenticated bearer Notes in definitive form (whether before, on or, subject as provided below, after the Maturity Date):

(a) if the Clearing System(s) in which this Global Note is held at the relevant time is closed for a continuous period of 14 days (other than by reason of public holidays) or announces an intention permanently to cease business or does in fact do so;

(b) if default is made in the payment of any amount payable in respect of this Global Note; or

(c)               at the request of the bearer of this Global Note.

        Upon or, in the case of (c) above, on the tenth London Banking Day (as defined below) following presentation and surrender of this Global Note during normal business hours to the Issuer at the offices of the Paying Agent (or to any other person or at any other office outside the United States as may be designated in writing by the Issuer to the bearer), the Issue Agent shall authenticate and deliver, in exchange for this Global Note, bearer definitive notes denominated in the above-mentioned Specified Currency in an aggregate nominal amount equal to the Nominal Amount of this Global Note.

9. If, upon any such default and following such surrender, definitive Notes are not issued in full exchange for this Global Note before 5.00 p.m. (London time) on the thirtieth day after surrender, this Global Note (including the obligation hereunder to issue definitive notes) will become void and the bearer will have no further rights under this Global Note (but without prejudice to the rights which the bearer or any other person may have under a Deed of Covenant dated 26 October 2006, entered into by the Issuer).

10.               If this is an interest bearing Global Note, then:

(a) notwithstanding the provisions of paragraph 1 above, if any payment of interest in respect of this Global Note falling due for payment prior to the above-mentioned Maturity Date remains unpaid on the fifteenth day after falling so due, the amount referred to in part (a) or (b) (as the case may be) of paragraph 1 shall be payable on such fifteenth day;

(b) upon each payment of interest (if any) prior to the Maturity Date in respect of this Global Note, the Schedule hereto shall be duly completed by the Paying Agent to reflect such payment; and

(c) if no Interest Payment Dates are specified on the face of the Global Note, the Interest Payment Date shall be the Maturity Date.

11. If this is a fixed rate interest bearing Global Note, interest shall be calculated on the Nominal Amount as follows:

(a) interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days or, if this Global Note is denominated in Sterling, 365 days at the above-mentioned Interest Rate with the resulting figure being rounded to the nearest amount of the above-mentioned Specified Currency which is available as legal tender in the country or countries (in the case of the Euro) of the Specified Currency (with halves being rounded upwards); and

(b) the period beginning on the Issue Date and ending on the first Interest Payment Date and each successive period beginning on an Interest Payment Date and ending on the next succeeding Interest Payment Date is an "Interest Period" for the purposes of this paragraph.

12. If this is a floating rate interest bearing Global Note, interest shall be calculated on the Nominal Amount as follows:

(a) in the case of a Global Note which specifies LIBOR as the Reference Rate on its face, the Rate of Interest will be the aggregate of LIBOR and the above-mentioned Margin (if any) above or below LIBOR. Interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days or, if this Global Note is denominated in Sterling, 365 days.

                  As used in this Global Note:

                  "LIBOR", in respect of any Interest Period, shall be equal to the rate defined as "LIBOR-BBA" in respect of the above-mentioned Specified Currency (as defined in the 2000 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., as amended, updated or replaced as at the date of this Global Note, (the "ISDA Definitions")) as at 11.00 a.m. (London time) or as near thereto as practicable on the second London Banking Day before the first day of the relevant Interest Period or, if this Global Note is denominated in Sterling, on the first day thereof (a "LIBOR Interest Determination Date") as if the Reset Date (as defined in the ISDA Definitions) were the first day of such Interest Period and the Designated Maturity (as defined in the ISDA Definitions) were the number of months specified on the face of this Global Note in the Reference Rate; and

                  "London Banking Day" shall mean a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London;

(b) in the case of a Global Note which specifies EURIBOR as the Reference Rate on its face, the Rate of Interest will be the aggregate of EURIBOR and the above-mentioned Margin (if any) above or below EURIBOR. Interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days.

                  As used in this Global Note, "EURIBOR" shall be equal to EUR-EURIBOR-Telerate (as defined in the ISDA Definitions) as at 11.00 a.m. (Brussels time) or as near thereto as practicable on the second TARGET Business Day before the first day of the relevant Interest Period (a "EURIBOR Interest Determination Date");

     (c) the Calculation Agent will, as soon as practicable after 11.00 a.m. (London time) on each LIBOR Interest Determination Date or 11.00 a.m. (Brussels time) on each EURIBOR Interest Determination Date (as the case may be), determine the Rate of Interest and calculate the amount of interest payable (the "Amount of Interest") for the relevant Interest Period. "Rate of Interest" means
(A) if the Reference Rate is EURIBOR, the rate which is determined in accordance with the provisions of paragraph 11(b), and (B) in any other case, the rate which is determined in accordance with the provisions of paragraph 11(a). The Amount of Interest shall be calculated by applying the Rate of Interest to the Nominal Amount of one Note of each denomination, multiplying such product by the actual number of days in the Interest Period concerned divided by 360 or, if this Global Note is denominated in Sterling, by 365 and rounding the resulting figure to the nearest amount of the above-mentioned Specified Currency which is available as legal tender in the country or countries (in the case of the euro) of the Specified Currency (with halves being rounded upwards). The determination of the Rate of Interest and the Amount of Interest by the Calculation Agent named above shall (in the absence of manifest error) be final and binding upon all parties;

(d) a certificate of the Calculation Agent as to the Rate of Interest payable hereon for any Interest Period shall be conclusive and binding as between the Issuer and the bearer hereof;

(e) the period beginning on the Issue Date and ending on the first Interest Payment Date and each successive period beginning on an Interest Payment Date and ending on the next succeeding Interest Payment Date is called an "Interest Period" for the purposes of this paragraph; and

(f) the Issuer will procure that a notice specifying the Rate of Interest payable in respect of each Interest Period be published as soon as practicable after the determination of the Rate of Interest. Such notice will be delivered to the relevant Clearing System or, if this Global Note has been exchanged for bearer definitive Notes pursuant to paragraph 7, will be published in a leading English language daily newspaper published in London (which is expected to be the Financial Times).

13. Instructions for payment must be received at the offices of the Paying Agent referred to above together with this Global Note as follows:

(a) if this Global Note is denominated in Australian dollars, New Zealand dollars, Hong Kong dollars or Japanese Yen, at least two Business Days prior to the relevant payment date;

(b) if this Global Note is denominated in United States dollars, Canadian dollars or Sterling, on or prior to the relevant payment date; and

(c) in all other cases, at least one Business Day prior to the relevant payment date.

        As used in this paragraph, "Business Day" means:

(i) a day other than a Saturday or Sunday on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London; and

(ii) in the case of payments in Euro, a TARGET Business Day and, in all other cases, a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre in the country of the above-mentioned Specified Currency.

14. This Global Note shall not be validly issued unless manually authenticated by Citibank, N.A. as issue agent.

15. This Global Note is governed by, and shall be construed in accordance with, English law.

16. (a) English courts: The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute") arising from or connected with this Global Note.

(b) Appropriate forum: The Issuer agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.

(c) Rights of the bearer to take proceedings outside England: Clause 16(a) (English courts) is for the benefit of the bearer only. As a result, nothing in this clause 15 prevents the bearer from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, the bearer may take concurrent Proceedings in any number of jurisdictions.

     (d) Process agent: The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to DENTSPLY at Hamm Moor Lane, Addlestone, Weybridge, Surrey KT15 2SE or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall, on the written demand of the bearer addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Paying Agent appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the bearer shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Paying Agent. Nothing in this paragraph shall affect the right of the bearer to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere.

(e) Waiver of immunity: Without waiving any legitimate defense to any claim, the Issuer irrevocably and unconditionally:

(i) agrees not to claim any immunity from proceedings brought by the bearer against it in relation to this Global Note and to ensure that no such claim is made on its behalf;

(ii) consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(iii)   waives all rights of immunity in respect of it or its assets.

(f) Waiver of trial by jury: EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY PROGRAMME AGREEMENT OR NOTE OR ANY TRANSACTION CONTEMPLATED BY ANY PROGRAMME AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

17. No person shall have any right to enforce any provision of this Global Note under the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of any person which exists or is available apart from that Act.



AUTHENTICATED by                                        Signed on behalf of:
CITIBANK, N.A.                                      DENTSPLY INTERNATIONAL INC.
without recourse, warranty or liability and for authentication purposes only

By: __________________________________    By: __________________________________
(Authorised Signatory)                                  (Authorised Signatory)

                                    SCHEDULE
                              PAYMENTS OF INTEREST

The following payments of interest in respect of this Global Note have been made:





Date               Payment        Payment          Amount            Notation
Made               From           To               Paid              on behalf
                                                                     of Paying
                                                                         Agent
==============     ==========     =============    ================   ==========
==============     ==========     =============    ================   ==========
--------------     ----------     -------------    ----------------   ----------

                  Pro-forma Redemption or Interest Calculation
                           (Index linked Global Note)


This is the Redemption or Interest Calculation relating to the attached index-linked Global Note:


Calculation Date: _____________________________

Calculation Agent:         _____________________________

Minimum Redemption         (pound)500,000 (for Sterling Notes Only)
Amount (per Note):

Redemption Amount:         to be calculated by the Calculation Agent as follows:

                   [Insert particulars of index and redemption calculation]

             [Indicate whether the calculation refers to principal or coupon]



Confirmed:



-----------------------------
For DENTSPLY INTERNATIONAL INC.


Note:    The  Calculation  Agent is required to notify the Principal  Paying
Agent for the Notes of the Redemption Amount immediately upon completing its calculation of the same.

                     FORM OF MULTI-CURRENCY DEFINITIVE NOTE


                      Form of Multicurrency Definitive Note
                   (Interest Bearing/Discounted/Index-Linked)
(Non-Sterling) (6)

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED SATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER).


                           DENTSPLY INTERNATIONAL INC.


No:                          Series No.: _____________________________________

Issued in London on:         Maturity Date: __________________________________

Specified Currency:          Denomination: __________________________________

Nominal Amount:            Reference Rate:(4) __________ months LIBOR/EURIBOR(1)

Calculation Agent:(2)    Fixed Interest Rate:(3) ___________________%per annum
(Principal)

Margin:(4)                                          % Calculation Agent:(4)
                                                    ____________________________
                                                    (Interest)

Interest Payment Dates:(5) __________________________


1.

For value received, DENTSPLY INTERNATIONAL INC. (the "Issuer") promises to pay to the bearer of this Note on the above-mentioned Maturity Date:

(a)               the above-mentioned Nominal Amount; or

(b) if this Note is index-linked, an amount (representing either principal or interest) to be calculated by the Calculation Agent named above, in accordance with the redemption or interest calculation, a copy of which is attached to this Note and/or is available for inspection at the offices of the Paying Agent referred to below, together with interest thereon at the rate and at the times (if any) specified herein.

        All such payments shall be made in accordance with an issue and paying agency agreement dated 26 October 2006 between the Issuer, the issue agent and the paying agents referred to therein, a copy of which is available for inspection at the offices of Citibank, N.A. (the "Paying Agent") at Citigroup Centre, Canada Square, London E14 5LP, and subject to and in accordance with the terms and conditions set forth below. All such payments shall be made upon presentation and surrender of this Note at the office of the Paying Agent referred to above (other than in the United States or its possessions) by transfer to an account denominated in the above-mentioned Specified Currency maintained by the bearer in the principal financial centre in the country of that currency (except in the case of a Note denominated in Euro or U.S. dollars) or, in the case of a Note denominated in Euro, by Euro cheque drawn on, or by transfer to a Euro account (or any other account to which Euro may be credited or transferred) maintained by the payee with, a bank in the principal financial centre of any member state of the European Union or, in the case of a Global Note denominated in U.S. dollars, by cheque drawn on a bank in the United States or by transfer to a U.S. dollar account maintained by the bearer outside the United States. Payments of interest and principal in respect of the Notes shall under no circumstances be made by a transfer of funds into an account maintained by the payee in the United States or mailed to an address in the United States. If the conclusions of the ECOFIN Council meeting of 26-27 November 2000 are implemented, the Issuer will ensure that it maintains a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings implementing such conclusions or any law implementing or complying with, or introduced to conform to, such Directive.

     2. All payments in respect of this Note by or on behalf of the Issuer shall be made without set-off, counterclaim, fees, liabilities or similar deductions and free and clear of, and without deduction or withholding for or on account of, taxes, levies, duties, assessments or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed in any jurisdiction through, in or from which such payments are made or any political subdivision or taxing authority of or in any of the foregoing ("Taxes"). If the Issuer or any agent thereof is required by law or regulation to make any deduction or withholding for or on account of Taxes, the Issuer shall, to the extent permitted by applicable law or regulation, pay such additional amounts as shall be necessary in order that the net amounts received by the bearer of this Note after such deduction or withholding shall equal the amount which would have been receivable hereunder in the absence of such deduction or withholding, except that no such additional amounts shall be payable where this Note is presented for payment:

(a) by reason of its having some connection with the jurisdiction imposing the Taxes other than the mere holding of this Note; or

(b) where such deduction or withholding is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting on 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(c) by or on behalf of a holder who would have been able to avoid such withholding or deduction by (i) presenting the Note or Coupon to another Paying Agent in a member state of the European Union; or (ii) authorising the Paying Agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form required by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom; or

(d) more than 15 days after the Maturity Date or, if applicable, the relevant Interest Payment Date or (in either case) the date on which payment hereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to such additional amounts if it had presented this Note on the last day of such period of 15 days.

3. The payment obligation of the Issuer represented by this Note constitutes and at all times shall constitute a direct and unsecured obligation of the Issuer ranking pari passu without any preference with all present and future unsecured and unsubordinated indebtedness of the Issuer.

4. If the Maturity Date or, if applicable, the relevant Interest Payment Date is not a Payment Business Day (as defined herein) payment in respect hereof will not be made and credit or transfer instructions shall not be given until the next following Payment Business Day and the bearer of this Note shall not be entitled to any interest or other sums in respect of such postponed payment.

        As used in this Note:

        "Payment Business Day" means any day other than a Saturday or Sunday which is both (A) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the relevant place of presentation, and (B) either (i) if the above-mentioned Specified Currency is any currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in both London and the principal financial centre of the country of the relevant Specified Currency (which, if the Specified Currency is Australian dollars, shall be Sydney) or (ii) if the above-mentioned Specified Currency is euro, a day which is a TARGET Business Day; and

        "TARGET Business Day" means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System, or any successor thereto, is operating credit or transfer instructions in respect of payments in euro.

        Provided that if the Paying Agent determines with the agreement of the Issuer that the market practice in respect of Euro denominated internationally offered securities is different from that specified above, the above shall be deemed to be amended so as to comply with such market practice and the Paying Agent shall procure that a notice of such amendment is published not less than 15 days prior to the date on which any payment in euro falls due to be made in such manner as the Paying Agent may determine.

5. The payment obligation of the Issuer represented by this Global Note constitutes and at all times shall constitute a direct and unsecured obligation of the Issuer ranking at least pari passu with all present and future unsecured and unsubordinated indebtedness of the Issuer, including any guarantees given by the Issuer, other than obligations preferred by mandatory provisions of law applying to companies generally.

6. This Note is negotiable and, accordingly, title hereto shall pass by delivery and the bearer shall be treated as being absolutely entitled to receive payment upon due presentation hereof (notwithstanding any notation of ownership or other writing thereon or notice of any previous loss or theft thereof).

7.                If this is an interest bearing Note, then:

(a) notwithstanding the provisions of paragraph 1 above, if any payment of interest in respect of this Note falling due for payment prior to the above-mentioned Maturity Date remains unpaid on the fifteenth day after falling so due, the amount referred to in part (a) or (b) (as the case may be) of paragraph 1 shall be payable on such fifteenth day; and

(b) upon each payment of interest (if any) prior to the Maturity Date in respect of this Note, the Schedule hereto shall be duly completed by the Paying Agent to reflect such payment; and

(c) if no Interest Payment Dates are specified on the face of the Note, the Interest Payment Date shall be the Maturity Date.

8. If this is a fixed rate interest bearing Note, interest shall be calculated on the Nominal Amount as follows:

(a) interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days at the above-mentioned Interest Rate with the resulting figure being rounded to the nearest amount of the above-mentioned Specified Currency which is available as legal tender in the country or countries (in the case of the Euro) of the Specified Currency (with halves being rounded upwards); and

(b) the period beginning on the Issue Date and ending on the first Interest Payment Date and each successive period beginning on an Interest Payment Date and ending on the next succeeding Interest Payment Date is an "Interest Period" for the purposes of this paragraph.

9. If this is a floating rate interest bearing Note, interest shall be calculated on the Nominal Amount as follows:

(a) in the case of a Note which specifies LIBOR as the Reference Rate on its face, the Rate of Interest will be the aggregate of LIBOR and the above-mentioned Margin (if any) above or below LIBOR. Interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days.

                  As used in this Note:

                  "LIBOR", in respect of any Interest Period, shall be equal to the rate defined as "LIBOR-BBA" in respect of the above-mentioned Specified Currency (as defined in the 2000 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., as amended, updated or replaced as at the date of this Note, (the "ISDA Definitions")) as at
                  11.00 a.m. (London time) or as near thereto as practicable on the second London Banking Day before the first day of the relevant Interest Period (a "LIBOR Interest Determination Date"), as if the Reset Date (as defined in the ISDA Definitions) were the first day of such Interest Period and the Designated Maturity (as defined in the ISDA Definitions) were the number of months specified on the face of this Note in relation to the Reference Rate; and

                  "London Banking Day" shall mean a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London;

(b) in the case of a Note which specifies EURIBOR as the Reference Rate on its face, the Rate of Interest will be the aggregate of EURIBOR and the above-mentioned Margin (if any) above or below EURIBOR. Interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days.

                  As used in this Note, "EURIBOR" shall be equal to EUR-EURIBOR-Telerate (as defined in the ISDA Definitions) as at 11.00 a.m. (Brussels time) or as near thereto as practicable on the second TARGET Business Day before the first day of the relevant Interest Period (a "EURIBOR Interest Determination Date"), as if the Reset Date (as defined in the ISDA Definitions) were the first day of such Interest Period and the Designated Maturity (as defined in the ISDA Definitions) were the number of months specified on the face of this Note in relation to the Reference Rate;
     (c) the Calculation Agent will, as soon as practicable after 11.00 a.m. (London time) on each LIBOR Interest Determination Date or 11.00 a.m. (Brussels time) on each EURIBOR Interest Determination Date (as the case may be), determine the Rate of Interest and calculate the amount of interest payable (the "Amount of Interest") for the relevant Interest Period. "Rate of Interest" means
(A) if the Reference Rate is EURIBOR, the rate which is determined in accordance with the provisions of paragraph 8(b), and (B) in any other case, the rate which is determined in accordance with the provisions of paragraph 8(a). The Amount of Interest shall be calculated by applying the Rate of Interest to the Nominal Amount of one Note of each denomination, multiplying such product by the actual number of days in the Interest Period concerned divided by 360 and rounding the resulting figure to the nearest amount of the above-mentioned Specified Currency which is available as legal tender in the country or countries (in the case of the euro) of the Specified Currency (with halves being rounded upwards). The determination of the Rate of Interest and the Amount of Interest by the Calculation Agent named above shall (in the absence of manifest error) be final and binding upon all parties;

(d) a certificate of the Calculation Agent as to the Rate of Interest payable hereon for any Interest Period shall be conclusive and binding as between the Issuer and the bearer hereof;

(e) the period beginning on the Issue Date and ending on the first Interest Payment Date and each successive period beginning on an Interest Payment Date and ending on the next succeeding Interest Payment Date is called an "Interest Period" for the purposes of this paragraph; and

(f) the Issuer will procure that a notice specifying the Rate of Interest payable in respect of each Interest Period be published as soon as practicable after the determination of the Rate of Interest. Such notice will be delivered to the bearer of this Note, or if that is not practicable, will be published in a leading English language daily newspaper published in London (which is expected to be the Financial Times).

10. Instructions for payment must be received at the offices of the Paying Agent referred to above together with this Note as follows:

(a) if this Note is denominated in Australian dollars, New Zealand dollars, Hong Kong dollars or Japanese Yen, at least two Business Days prior to the relevant payment date;

(b) if this Note is denominated in United States dollars or Canadian dollars, on or prior to the relevant payment date; and

(c) in all other cases, at least one Business Day prior to the relevant payment date.

        As used in this paragraph, "Business Day" means:

(i) a day other than a Saturday or Sunday on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London; and

(ii) in the case of payments in Euro, a TARGET Business Day and, in all other cases, a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre in the country of the above-mentioned Specified Currency.

11. This Note shall not be validly issued unless manually authenticated by Citibank N.A. as issue agent.

12. This Note is governed by, and shall be construed in accordance with, English law.

13. (a) English courts: The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute") arising from or connected with this Global Note.

        (b) Appropriate forum: The Issuer agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.

        (c)       Rights of the bearer to take proceedings outside England:
                  Clause 12(a) (English courts) is for the benefit of the bearer only. As a result, nothing in this clause 12 prevents the bearer from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, the bearer may take concurrent Proceedings in any number of jurisdictions.

     (d) Process agent: The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Hamm Moor Lane, Addlestone, Weybridge, Surrey KT15 2SE or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall, on the written demand of the bearer addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Paying Agent appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the bearer shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Paying Agent. Nothing in this paragraph shall affect the right of the bearer to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere.
        (e) Waiver of immunity: Without waiving any legitimate defense to any claim, the Issuer irrevocably and unconditionally:

(i) agrees not to claim any immunity from proceedings brought by the bearer against it in relation to this Note and to ensure that no such claim is made on its behalf;

(ii) consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(iii) waives all rights of immunity in respect of it or its assets.

        (f) Waiver of trial by jury: EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY PROGRAMME AGREEMENT OR NOTE OR ANY TRANSACTION CONTEMPLATED BY ANY PROGRAMME AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

14. No person shall have any right to enforce any provision of this Global Note under the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of any person which exists or is available apart from that Act.



AUTHENTICATED by                                     Signed on behalf of:
CITIBANK, N.A.                                       DENTSPLY INTERNATIONAL INC.
without recourse, warranty or liability and for authentication purposes only

By: __________________________________              By: ________________________
(Authorised Signatory)                                  (Authorised Signatory)

                                    SCHEDULE
                              PAYMENTS OF INTEREST

The following payments of interest in respect of this Note have been made:



Date             Payment      Payment          Amount             Notation
Made             From         To               Paid               on behalf
                                                                  of Paying
                                                                  Agent
==============   ==========   =============    ================   ==============
==============   ==========   =============    ================   ==============
--------------   ----------   -------------    ----------------   --------------

                  Pro-forma Redemption or Interest Calculation
                               (Index linked Note)


This is the Redemption or Interest Calculation relating to the attached index-linked Note:


Calculation Date: _____________________________

Calculation Agent:         _____________________________

Redemption Amount:         to be calculated by the Calculation Agent as follows:

                       [Insert particulars of index and redemption calculation]

                [Indicate whether the calculation refers to principal or coupon]



Confirmed:



-----------------------------
For DENTSPLY INTERNATIONAL INC.


Note:    The  Calculation  Agent is  required  to notify the  Paying  Agent for the Notes of the Redemption Amount immediately upon completing its calculation of the same.

                        FORM OF STERLING DEFINITIVE NOTES


                             Form of Definitive Note
                      (for use where the Issuer accepts the
                    proceeds of issue in the United Kingdom)

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED SATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER).


                                    (pound)500,000

                           DENTSPLY INTERNATIONAL INC.


No: _______________________          Series No.: ____________________________

Issued in London on: ___________________    Maturity Date: ___________________

Denomination: __________________      Nominal Amount: ________________________
                                                    (words and figures)

Calculation Agent(7): _________   Minimum Redemption Amount: GBP500,000  ______
(Principal)                                        (one hundred thousand pounds)

Fixed Interest Rate(8): ______%per annum   Reference Rate: ______ month LIBOR(9)

Margin(3): _____________%      Calculation Agent(10): _________________

Interest Payment Dates(11): ______________________
(Interest)

1.

For value received, DENTSPLY INTERNATIONAL INC. (the "Issuer") promises to pay to the bearer of this Note on the above-mentioned Maturity Date:

(a)               the above-mentioned Nominal Amount; or

(b) if this Note is index-linked, an amount (representing either principal or interest) to be calculated by the Calculation Agent named above, in accordance with the redemption or interest calculation, a copy of which is attached to this Note and/or is available for inspection at the offices of the Paying Agent referred to below, together with interest thereon at the rate and at the times (if any) specified on the reverse of this Note.

        All such payments shall be made in accordance with an issue and paying agency agreement dated 26 October 2006 between the Issuer, the issue agent and the paying agents referred to therein, a copy of which is available for inspection at the offices of Citibank, N.A. (the "Paying Agent") at Citigroup Centre, Canada Square, London E14 5LB, and subject to and in accordance with the terms and conditions set forth below. All such payments shall be made upon presentation and surrender of this Note at the office of the Paying Agent referred to above (other than in the United States or its possessions) by transfer to a sterling account maintained by the bearer in London. Payments of interest and principal in respect of the Notes shall under no circumstances be made by a transfer of funds into an account maintained by the payee in the United States of mailed to an address in the United States. If the conclusions of the ECOFIN Council meeting of 26-27 November 2000 are implemented, the Issuer will ensure that it maintains a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings implementing such conclusions or any law implementing or complying with, or introduced to conform to, such Directive.

     2. All payments in respect of this Note by or on behalf of the Issuer shall be made without set-off, counterclaim, fees, liabilities or similar deductions and free and clear of, and without deduction or withholding for or on account of, taxes, levies, duties, assessments or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed in any jurisdiction through, in or from which such payments are made or any political subdivision or taxing authority of or in any of the foregoing ("Taxes"). If the Issuer or any agent thereof is required by law or regulation to make any deduction or withholding for or on account of Taxes, the Issuer shall, to the extent permitted by applicable law or regulation, pay such additional amounts as shall be necessary in order that the net amounts received by the bearer of this Note after such deduction or withholding shall equal the amount which would have been receivable hereunder in the absence of such deduction or withholding, except that no such additional amounts shall be payable where this Note is presented for payment:

(a) by or on behalf of a holder which is liable to such Taxes by reason of its having some connection with the jurisdiction imposing the Taxes other than the mere holding of this Note; or

(b) where such deduction or withholding is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting on 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(c) by or on behalf of a holder who would have been able to avoid such withholding or deduction by (i) presenting this Note to another Paying Agent in a member state of the European Union; or (ii) by authorising the Paying Agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form required by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom; or

(d) more than 15 days after the Maturity Date or the date on which payment hereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to such additional amounts if it had presented this note on the last day of each 15 day period.

3. The payment obligation of the Issuer represented by this Note constitutes and at all times shall constitute a direct and unsecured obligation of the Issuer ranking pari passu without any preference with all present and future unsecured and unsubordinated indebtedness of the Issuer, including any guarantees given by the Issuer, other than obligations preferred by mandatory provisions of law applying to companies generally.

4. If the Maturity Date or, if applicable, the relevant Interest Payment Date is not a Payment Business Day (as defined herein) payment in respect hereof will not be made and credit or transfer instructions shall not be given until the next following Payment Business Day and the bearer of this Note shall not be entitled to any interest or other sums in respect of such postponed payment. As used in this Note, "Payment Business Day" means any day other than a Saturday or Sunday which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business in London.

5. This Note is negotiable and, accordingly, title hereto shall pass by delivery and the bearer shall be treated as being absolutely entitled to receive payment upon due presentation hereof (notwithstanding any notation of ownership or other writing thereon or notice of any previous loss or theft thereof).

6. This Note shall not be validly issued unless manually authenticated by Citibank N.A., as issue agent.

7. This Note is governed by, and shall be construed in accordance with, English law.

8. (a) English courts: The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute") arising from or connected with this Note.

        (b) Appropriate forum: The Issuer agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.

        (c)       Rights of the bearer to take proceedings outside England:
                  Clause 8(a) (English courts) is for the benefit of the bearer only. As a result, nothing in this clause 8 prevents the bearer from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, the bearer may take concurrent Proceedings in any number of jurisdictions.

     (d) Process agent: The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to DENTSPLY Limited at Hamm Moor Lane, Addlestone, Weybridge, Surrey, KT15 2SE or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall, on the written demand of the bearer addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Paying Agent appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the bearer shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Paying Agent. Nothing in this paragraph shall affect the right of the bearer to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere.

        (e) Waiver of immunity: Without waiving any legitimate defense to any claim, the Issuer irrevocably and unconditionally:

(i) agrees not to claim any immunity from proceedings brought by the bearer against it in relation to this Note and to ensure that no such claim is made on its behalf;

(ii) consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(iii) waives all rights of immunity in respect of it or its assets.

        (f) Waiver of trial by jury: EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY PROGRAMME AGREEMENT OR NOTE OR ANY TRANSACTION CONTEMPLATED BY ANY PROGRAMME AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

9. No person shall have any right to enforce any provision of this Global Note under the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of any person which exists or is available apart from that Act.



AUTHENTICATED by                                    Signed on behalf of:
CITIBANK, N.A.                                      DENTSPLY INTERNATIONAL INC.
without recourse, warranty or liability and for authentication purposes only

By: __________________________________              By: _______________________
(Authorised Signatory)                                  (Authorised Signatory)

By: __________________________________
(Authorised Signatory)


[On the Reverse]

(C)               If this is an interest bearing Note, then:

(a) notwithstanding the provisions of paragraph 1 above, if any payment of interest in respect of this Note falling due for payment prior to the above-mentioned Maturity Date remains unpaid on the fifteenth day after falling so due, the amount referred to in part (a) or (b) (as the case may be) of paragraph 1 shall be payable on such fifteenth day; and

(b) upon each payment of interest (if any) prior to the Maturity Date in respect of this Note, the Schedule hereto shall be duly completed by the Paying Agent to reflect such payment; and

(c) if no Interest Payment Dates are specified on the face of the Global Note, the Interest Payment Date shall be the Maturity Date.

(D) If this is a fixed rate interest bearing Note, interest shall be calculated on the Nominal Amount as follows:

(a) interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 365 days at the above-mentioned Interest Rate with the resulting figure being rounded to the nearest penny (with halves being rounded upwards); and

(b) the period beginning on the Issue Date and ending on the first Interest Payment Date and each successive period beginning on an Interest Payment Date and ending on the next succeeding Interest Payment Date is an "Interest Period" for the purposes of this paragraph (B).

(E) If this is a floating rate interest bearing Note, interest shall be calculated on the Nominal Amount as follows:

     (a) the Rate of Interest will be the aggregate of LIBOR and the above-mentioned Margin (if any) above or below LIBOR. Interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 365 days. As used in this Note, "LIBOR", in respect of any Interest Period, shall be equal to the rate defined as "LIBOR-BBA" in respect of Sterling (as defined in the 2000 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., as amended, updated or replaced as at the date of this Note) as at 11.00 a.m. (London time) or as near thereto as practicable on the first day of the relevant Interest Period as if the Reset Date (as defined in the ISDA Definitions) were the first day of such Interest Period and the Designated Maturity (as defined in the ISDA Definitions) were the number of months specified on the face of this
Note in the Reference Rate;

     (b) the Calculation Agent will, as soon as practicable after 11.00 a.m. (London time) on the first day of the relevant Interest Period, determine the Rate of Interest and calculate the amount of interest payable (the "Amount of Interest") for the relevant Interest Period. "Rate of Interest" means the rate which is determined in accordance with the provisions of sub-paragraph (a) above. The Amount of Interest shall be calculated by applying the Rate of Interest to the Nominal Amount of one Note of each denomination, multiplying such product by the actual number of days in the Interest Period concerned divided by 365 and rounding the resulting figure to the nearest penny. The determination of the Rate of Interest and the Amount of Interest by the Calculation Agent named above shall (in the absence of manifest error) be final and binding upon all parties;

(c) a certificate of the Calculation Agent as to the Rate of Interest payable hereon for any Interest Period shall be conclusive and binding as between the Issuer and the bearer hereof;

(d) the period beginning on the Issue Date and ending on the first Interest Payment Date and each successive period beginning on an Interest Payment Date and ending on the next succeeding Interest Payment Date is called an "Interest Period" for the purposes of this paragraph (C).

                                    SCHEDULE
                              PAYMENTS OF INTEREST

The following payments of interest in respect of this Note have been made:



Date             Payment       Payment          Amount             Notation
Made             From          To               Paid               on behalf
                                                                   of Paying
                                                                     Agent
==============   ==========    =============    ================   =============
==============   ==========    =============    ================   =============
--------------   ----------    -------------    ----------------   ------------

                  Pro-forma Redemption or Interest Calculation
                               (Index linked Note)


This is the Redemption or Interest Calculation relating to the attached index-linked Note:


Calculation Date: _____________________________

Calculation Agent:         _____________________________

Redemption Amount:         to be calculated by the Calculation Agent as follows:

    [Insert particulars of index and redemption calculation]

    [Indicate whether the calculation refers to principal or coupon]



Confirmed:



-----------------------------
For DENTSPLY INTERNATIONAL INC.


Note:    The  Calculation  Agent is  required  to notify the  Paying  Agent for the Notes of the Redemption Amount immediately upon completing its calculation of the same.

                                 SIGNATURE PAGES

The Issuer

DENTSPLY INTERNATIONAL INC.

By:

Address:             221 West Philadelphia Street
                     York
                     Pennsylvania 17405-0872

Telephone:           + (717) 849 4262

Facsimile:           + (717) 849 4486

Attention:           Treasurer



The Agent

CITIBANK, N.A.

By:

Address:             Citigroup Centre
                     Canada Square
                     London, E14 5LP

Telephone:           +44 20 7508 3826

Facsimile:           +44 20 7508 3884

Attention:           Agency and Trust


----------------------------------------------------------------------------



(1) Delete as appropriate. The reference rate will be LIBOR unless this Global Note is denominated in euro and the Issuer and the relevant Dealer agree that the reference rate should be EURIBOR.
(2) Complete for index-linked Notes only. (3) Complete for fixed rate interest bearing Notes only.

(4)                                 Complete for floating rate interest bearing
                                    Notes only.

(5) Complete for floating rate interest bearing Notes only. (9) Complete for interest bearing Notes.
(1) Delete as appropriate. The reference rate will be LIBOR unless this Note is denominated in euro and the Issuer and the relevant Dealer agree that the reference rate should be EURIBOR.

(2) Complete for index-linked Notes only. (3) Complete for fixed rate interest bearing Notes only. (4) Complete for floating rate interest bearing Notes only. (5) Complete for interest bearing Notes.


(7) Complete for index-linked Notes only. (8) Complete for fixed rate interest bearing Notes only.

(9)                                 Complete for floating rate interest bearing
                                    Notes only.

(10)                                Complete for floating rate interest bearing
                                    Notes only.

(11)                                Complete for interest bearing Notes.